As filed with the Securities and Exchange Commission on March 31, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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DOMO, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3687433 (I.R.S. Employer Identification Number)
____________________________________
772 East Utah Valley Drive
American Fork, UT 84003
(801) 899-1000
(Address of principal executive offices, including zip code)
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2018 Equity Incentive Plan
(Full title of the plan)
____________________________________
Joshua G. James
Founder and Chief Executive Officer
772 East Utah Valley Drive
American Fork, UT 84003
(801) 899-1000
(Name, address and telephone number, including area code, of agent for service)
____________________________________
Copies to:
Patrick J. Schultheis
Michael Nordtvedt
John Brust
Wilson Sonsini Goodrich & Rosati
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104-7036
(206) 883-2500
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
____________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B common stock, $0.001 par value per share:
—Reserved for issuance under the 2018 Equity Incentive Plan	1,526,754	(2)	$54.60	(3)	$83,360,769	$9,095
TOTAL:	1,526,754				$83,360,769	$9,095
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class B common stock that become issuable under the 2018 Equity Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class B common stock.
(2)Represents an automatic annual increase on February 1, 2021 to the number of shares of the Registrant’s Class B common stock reserved for issuance under the 2018 Plan pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, the number of shares of the Registrant’s Class B common stock available for grant and issuance under the 2018 Plan is subject to an annual increase on the first day of each fiscal year starting on February 1, 2019, by an amount equal to the least of (i) 3,500,000 shares of Class B common stock, (ii) five percent (5%) of the outstanding shares of Class A and Class B common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Registrant’s board of directors no later than the last day of the immediately preceding fiscal year.
(3)Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $54.60 per share, which is the average of the high and low prices of the Registrant’s Class B common stock on March 30, 2021, as reported on the NASDAQ Global Market.

DOMO, INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of Class B common stock of Domo, Inc. (the “Registrant”) to be issued under the Domo, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). Accordingly, the contents of the previous registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 29, 2018 (No. 333-225978), April 15, 2019 (No. 333-230861) and April 13, 2020 (No. 333-237647) (the “Previous Forms S-8”), including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021, or the Annual Report, filed with the Commission on March 31, 2021 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and
(3) The description of the Registrant’s Class B common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38553) filed with the Commission on June 22, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5.    Interests of Named Experts and Counsel.
The validity of the issuance of the shares of the Registrant’s Class B common stock offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C. ("WSGR"). An individual attorney associated with WSGR owns an aggregate of 5,232 shares of the Registrant’s capital stock, representing less than 1% of all outstanding shares of Registrant’s capital stock.

Item 8.    Exhibits.

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-K	001-38553	3.1	April 15, 2019
4.2	Amended and Restated Bylaws of the Registrant	10-K	001-38553	3.2	April 15, 2019
4.3	Specimen common stock certificate of the Registrant	S-1/A	333- 225348	4.1	June 18, 2018
4.4	2018 Equity Incentive Plan and related form agreements	S-1/A	333- 225348	10.4	June 18, 2018
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in American Fork, Utah, on the 31st day of March, 2021.

DOMO, INC.

By:	/s/ Joshua G. James
Name: Joshua G. James
Title: Founder and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua G. James as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments (including post-effective amendments) or supplements thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all the said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joshua G. James	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2021
Joshua G. James

/s/ Bruce Felt	Chief Financial Officer (Principal Accounting and Financial Officer)	March 31, 2021
Bruce Felt

/s/ Joy Driscoll Durling	Director	March 31, 2021
Joy Driscoll Durling

/s/ Carine Clark	Director	March 31, 2021
Carine Clark

/s/ Dana Evan	Director	March 31, 2021
Dana Evan

/s/ Mark Gorenberg	Director	March 31, 2021
Mark Gorenberg

/s/ Daniel Daniel	Director	March 31, 2021
Daniel Daniel

/s/ Jeff Kearl	Director	March 31, 2021
Jeff Kearl